Exhibit 99.77K
                                                                  --------------


SUB-ITEM 77K:  Auditor response to changes in registrant's certifying accountant



Deloitte

                                                      Deloitte & Touche LLP
                                                      Two World Financial Center
                                                      New York, NY  10281-1414
                                                      USA

                                                      Tel: +1 212 436 2000
                                                      Fax: +1 212 436 5000
                                                      www.deloitte.com



October 21, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77K of CM Advisers Family of Funds' Form N-SAR dated October 28, 2005, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP










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